EXHIBIT 99.1

Sponsored by

Commentary for the Week Ended December 26, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
12/26/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.10%	1.32%	20.20%
Class B Units	-0.12%	1.26%	19.18%

S&P 500 Total Return Index**	-1.62%	-2.40%	-39.16%
Lehman Long Government Index**	-0.16%	11.01%	24.58%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Agriculturals/Softs
●	Grant Park’s positions in the grains, livestock, and softs markets are predominantly short.
o
Rallies in the grains markets accounted for the bulk of Grant Park’s setbacks this past week.  A firming of the soybean complex (which includes soybeans, soybean oil, and soymeal) moved prices upwards contrary to positions.  Analysts attribute the strength in the soybean complex to poor weather forecasts for South America and increased soybean demand from China.

o
Partially offsetting losses were gains made in the livestock markets.  Short lean hogs positions registered profits as technical trading caused a dip in prices.  With fewer speculators in the market due to the holiday season, the selloff was primarily driven by technical selling from a number of commodity funds and financial institutions looking to close positions prior to year-end.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.
HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Sponsored by

Currencies
●	Grant Park’s positions in the currency markets are mixed.
o
Adverse moves in the currency markets weighed on performance this past week.  Weak economic data from Japan put pressure on the yen resulting in losses for Grant Park’s long positions.  A record drop in Japanese output production for November and an elevated unemployment rate were most likely the main drivers behind the yen’s decline.

o
Short positions in the New Zealand and Australian dollars also registered minor losses.  The announcement of bailout plans for the U.S. automakers provided a boost in investor confidence leading to higher demand for higher-yielding Australasian assets driving the New Zealand and Australian dollars upwards.

Fixed Income
●	Grant Park’s positions in domestic and international fixed income markets are predominantly long.
o
For the second straight week, long positions in the U.S. Treasury markets served as a strong source of profits for Grant Park.  Treasury yields fell slightly to near historic lows throughout the week pushing up prices on 10-year notes.  A slight dip in the equities markets gave support to the fixed income markets moving them alongside long positions.

o
Deflated retail sales figures for this holiday season also added to gains in the fixed income sector.  Serving as a bearish indicator, lower retail sales drove speculators into risk-averse debt instruments driving up prices.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.
HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.